Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our reports dated March 1, 2010, with respect to the consolidated financial statements of COMSYS IT Partners’ Inc. and the effectiveness of internal control over financial reporting of COMSYS IT Partners’ Inc., in the Current Report (Form 8-K) of Manpower, Inc. dated April 8, 2010, filed with the Securities and Exchange Commission.

We further consent to the incorporation by reference in the following Registration Statements of Manpower, Inc. Nos. 33-40441, 33-55264,33-84736, 333-1040, 333-31021, 333-82459, 333-66656, 333-105205, 333-112164, 333-126703, 333-135000 and 333-161765 on Form S-8 and 333-650, 33-95896 and 333-87554 on Form S-4 of our report dated March 1, 2010, with respect to the consolidated financial statements of COMSYS IT Partners’ Inc. and the effectiveness of internal control over financial reporting of COMSYS IT Partners’ Inc., included in its Form 10-K for the year ended January 3, 2010 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Phoenix, Arizona

April 6, 2010